SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2006

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-5142	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue, 20th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 30, 2006, Genco Shipping & Trading Limited (the “Company”) entered into an agreement to amend its existing credit facility (the “Credit Facility”), dated July 15, 2005, with a syndicate of commercial lenders consisting of Nordea Bank Finland Plc, New York Branch, DnB NOR Bank ASA, New York Branch and Citigroup Global Markets Limited. The amendment to the Credit Facility (the “Credit Facility Amendment”) increases the maximum aggregate facility amount from $450 million to $550 million. All other material terms of the ten-year Credit Facility remain unchanged. The Credit Facility Amendment is conditioned on the execution of definitive security and other supporting documents satisfactory to all of the parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see the disclosure set forth above in Item 1.01.

Item 8.01  Other Events

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company, dated June 1, 2006, reporting the Company’s entering into of the Credit Facility Amendment.

The information set forth in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

99.1         Press Release dated June 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                GENCO SHIPPING & TRADING LIMITED

/s/ John C. Wobensmith John C. Wobensmith
Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

DATE: June 1, 2006

Exhibit Index

Exhibit No.    Description

99.1         Press Release dated June 1, 2006.

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